CST BRANDS, INC. ANNOUNCES PURSUIT OF A REAL ESTATE VENTURE TO REDUCE COST OF CAPITAL AND ACCELERATE FUTURE GROWTH

Provides Update On Ongoing Efforts to Enhance Stockholder Value

SAN ANTONIO – (BUSINESS WIRE) – January 6, 2016 – CST Brands, Inc. (NYSE: CST), one of the largest independent retailers of motor fuels and convenience merchandise in North America, today announced that its Board of Directors has authorized management to pursue a potential real estate venture.

As initially discussed on CST’s second quarter 2015 earnings call, the Company has been evaluating alternative financial structures to efficiently monetize its New-To-Industry (“NTI”) real estate and fund its accelerated new store growth plan. After reviewing various alternatives, with the assistance of its financial and legal advisors, the Company has decided to pursue a real estate venture structure to achieve these goals. Through sale/leaseback leverage, the Company expects the venture will substantially enhance its new store return on investment from unleveraged returns of 15% to over 30% under the new venture structure (after the customary maturity period of 1 to 3 years). Beginning in 2017, the Company expects that new stores will be constructed as build-to-suit locations directly funded by the venture. Since the beginning of 2014, CST has opened over 100 new stores and secured locations to sufficiently meet its plans to open 120 new stores in the next 2 years. Additionally, the Company has plans to open more than 350 NTIs over the next 5 years. These large stores provide the space for a superior customer experience, expanded merchandise offering and high value fresh food programs. Built on sites large enough to also accommodate the Company’s high volume fuel business, these stores yield significantly higher returns with a higher percentage coming from less volatile non-fuel margins.

RBC Capital Markets has been retained as financial advisor to CST in connection with the potential transaction. The Company expects the venture will initially be established with a strong foundation of recently constructed convenience stores. In addition, CST’s pipeline of future new-to-industry construction in the U.S. is estimated to be in a range of $1.1 to $1.2 billion in real property construction over the next 5 years. Subject to approval by its Board of Directors, the Company expects to announce its venture partner and provide further details of the venture in the second quarter of 2016, closing on the transaction shortly thereafter. There can be no assurance that the Company will enter into a real estate venture or be able to consummate this transaction.

“We are pleased to announce the Board’s approval of a plan to pursue a real estate venture to enhance value for our stockholders. While there is more work ahead to complete the transaction, we expect the real estate venture to significantly lower CST’s cost of capital and provide an attractive financial platform to accelerate new store growth, help fund future acquisitions and potentially purchase existing real estate from CST and CrossAmerica Partners as well,” stated Kim Lubel, Chairman, Chief Executive Officer and President of CST. “We expect this innovative structure will free up substantial capital that will enhance the Company’s ability to pursue its strategic growth initiatives, while also providing an opportunity to unlock additional long-term value for CST stockholders from potential upside in the Company’s ownership interest in the real estate venture.”

Update on CST’s Efforts to Enhance Shareholder Value

CST and its Board are focused on enhancing long-term stockholder value. The Company is encouraged by the recent results and believes there is substantially more growth ahead for CST. CST is confident that continued execution of its strategic plan will result in superior financial performance. The Company continues to execute on its strategic plan and has a demonstrated track record of taking decisive actions to enhance stockholder value since its spin-off from Valero Energy Corporation on May 1, 2013. As previously communicated, key components of this strategic plan include:

Maximizing profitability of the existing network by optimizing fuel and merchandising volume and margins. The Company’s recent results show strong momentum. For the first nine months of 2015, compared to the same period in 2014, Adjusted EBITDA (see “non-GAAP Financial Measures” below) increased 13%, total (U.S. and Canada) merchandising sales are up 7%, total merchandising gross profits are up 7%, total fuel volumes are up 2% and fuel margins, net of credit card fees, in the U.S. are up approximately 3 cents per gallon. This strong financial performance is primarily a result of the Company’s execution of its strategic plan, which the Company expects will continue to drive significant growth in the future.

Enhancing the Company’s store portfolio through strategic acquisitions in attractive markets and disposals of select non-core legacy locations. The Company has successfully completed a number of acquisitions over the past two years both through the CST network as well as through CrossAmerica Partners. Consistent with that strategy, in November 2015, the Company announced that it had entered into a definitive agreement to acquire Flash Foods for $425 million, which will add 164 stores, many of them large format stores, and a substantial land bank in fast growing southeast markets. The Company believes Flash Foods creates a platform to expand its customer base and continue to capitalize on their successful merchandise and fresh food offerings. The Company has received notice of early termination of the waiting period under applicable antitrust laws and expects to close the transaction in the first quarter of 2016.

Prudent use of capital including continued return of cash to its stockholders and efficient funding of its growth plan. In the last 12 months, the Company returned approximately $100 million to stockholders, while continuing to efficiently fund its strategic growth plan. This includes approximately $86 million of the $200 million stock repurchase program authorized by the Board in the third quarter of 2014 as well as a consistent quarterly dividend. In addition, the Company has announced and implemented a $50 million CrossAmerica unit purchase plan.

About CST Brands, Inc.

CST Brands, Inc. (NYSE: CST), a Fortune 500 Company, is one of the largest independent retailers of motor fuels and convenience merchandise in North America. Based in San Antonio, Texas, CST employs over 14,000 Team Members at approximately 1,900 locations throughout the Southwestern United States, New York and Eastern Canada offering a broad array of convenience merchandise, beverages, snacks and fresh food. In the U.S., CST Corner Stores proudly sell fuel and signature products such as Fresh Choices baked and packaged goods, U Force energy and sport drinks, Cibolo Mountain coffee, FC Soda and Flavors2Go fountain drinks. In Canada, CST is the exclusive provider of Ultramar fuel and its Dépanneur du Coin and Corner Stores sell signature Transit Café coffee and pastries. CST also owns the general partner of CrossAmerica Partners LP, a master limited partnership, and wholesale distributor of fuels, based in Allentown, Pennsylvania. For more information about CST, please visit www.cstbrands.com.

Safe Harbor Statement

Statements contained in this release that state the Company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “should,” “intends,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results, including CST’s ability to successfully execute its strategic plans, could differ materially from those projected in such forward-looking statements. For more information concerning additional factors that could cause actual results to differ from those expressed or forecasted, see CST Brands’ most recent Form 10-K as available on the CST Brands’ website at www.cstbrands.com. The dividend policy and each dividend will be subject to the Board’s continuing determination that they are in the best interests of CST’s stockholders and are in compliance with applicable law. The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Contacts

Investors:
CST Brands, Inc.
Randy Palmer, 210-692-2160
Executive Director - Investor Relations

Media:
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag, Kelly Sullivan, Joseph Sala or Kate Beers, 212-355-4449

Non-GAAP Financial Measures

EBITDA is a non-U.S. GAAP financial measure that represents net income before income taxes, interest expense, depreciation, amortization and accretion expense and asset impairments. Adjusted EBITDA is a non-U.S. GAAP financial measure that adjusts EBITDA by including the fair value of the sale of the equity interest in CST Fuel Supply to CrossAmerica. Adjusted net income and diluted earnings per share also include the fair value of the sale of the equity interest in CST Fuel Supply to CrossAmerica. The Company believes that EBITDA and Adjusted EBITDA are useful to investors and creditors in evaluating its operating performance because (a) they facilitate management’s ability to measure the operating performance of the business on a consistent basis by excluding the impact of items not directly resulting from the retail operations; and (b) securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. EBITDA and Adjusted EBITDA do not purport to be alternatives to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the results of operations as reported under U.S. GAAP.

	Nine Months Ending
	2015	2014
Net income (loss)	$124	$106
Interest expense	30	30
Income tax expense	66	54
Depreciation, amortization and accretion	100	92
Asset impairments		2
Adjusted EBITDA	$320	$284